Exhibit 1.01

CONFLICT MINERALS REPORT FOR CALENDAR YEAR 2020

Part I: Introduction

This document constitutes Merck & Co., Inc.’s Conflict Minerals Report (the “Report” or “CMR”) for the year ended December 31, 2020. We have prepared this Report and are issuing it in accordance with the requirements of Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and in connection with Merck & Co., Inc.’s disclosure filed on the specialized disclosure form (“Form SD”). Any references to “Merck,” the “Company,” “we,” “us,” and “our” refer to Merck & Co., Inc. and its consolidated subsidiaries.

In August 2012, the U.S. Securities and Exchange Commission (“SEC”) issued rules implementing the “Conflict Minerals” disclosure requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “SEC Conflict Minerals Reporting Rule” or the “Rule”). If an SEC registrant manufactures (or contracts to have manufactured) products containing columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (collectively, “3TG” or “Conflict Minerals”), and the 3TG is necessary to such products’ functionality or production, the Rule requires that registrant to undertake a Reasonable Country of Origin Inquiry (“RCOI”). If, as a result of a RCOI, the Company knows or has reason to believe that any 3TG contained in such products originated in the Democratic Republic of Congo or an adjoining country as defined in the Rule (the “Covered Countries”), and is not from recycled or scrap sources, the registrant must exercise due diligence on the source and chain of custody of such minerals. Specifically, registrants must determine whether: (a) any 3TG which is necessary to the functionality or production of a product manufactured or contracted to be manufactured by the registrant originated in the Covered Countries; and (b) any such 3TG directly or indirectly financed or benefitted armed groups in the Covered Countries.

Overview

Merck & Co., Inc. (“Merck” or the “Company”) is a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health products. The Company’s operations are principally managed on a products basis and include four operating segments, which are the Pharmaceutical, Healthcare Services, Alliances, and Animal Health segments. The scope of Merck’s Conflict Minerals due diligence and reporting activities has grown as a result of an acquisition made by the Animal Health segment in 2019.

The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The Healthcare Services segment provides services and solutions that focus on engagement, health analytics and clinical services to improve the value of care delivered to patients. The Company has recently sold certain businesses in the Healthcare Services segment and is in the process of divesting the remaining businesses. While the Company continues to look for investment opportunities in this area of health care, the approach to these investments has shifted toward venture capital investments in third parties as opposed to wholly owned businesses.

The Alliances segment primarily includes activity from the Company’s relationship with AstraZeneca LP related to sales of Nexium and Prilosec, which concluded in 2018.

The Animal Health segment develops, manufactures and markets a broad range of veterinary medicines and services, including pharmaceutical and vaccine products and health management solutions and services. In 2019, Merck acquired a privately held animal health intelligence company called Antelliq Corporation, which became the Merck Animal Health Intelligence (“MAHI”) business unit after the transaction was completed. MAHI offers a suite of digitally connected identification, traceability and monitoring technologies for livestock, veterinarian, pet owner, wildlife research, and animal producer customers through its affiliated brands. MAHI’s products are designed to improve the quality of life of animals, protect the human food chain, and assist in aquaculture conservation efforts. MAHI’s suite of products is largely digital, meaning that such products inherently involve a greater potential use of 3TG. Because Antelliq was privately held, it was not previously subject to the SEC Conflict Minerals Reporting Rule, and many of its suppliers had not previously been required to engage in 3TG due diligence. Therefore, while 100% of in-scope suppliers responded to Merck’s due diligence inquiries in 2019, the response rate was 22% in 2020, and for that reason and in order to continue to strengthen its Conflict Mineral due diligence activities, Merck will take the actions described further in Part VI below.

Merck has thousands of direct material suppliers and an extensive internal and external network of manufacturing sites around the world. Given the size and complexity of Merck’s supply chain, Merck is several tiers removed from smelters/refiners and has no direct business relationship with them. As a result, Merck must rely on its direct material suppliers to provide information on their upstream supplier sourcing; this includes country of origin determinations for Conflict Minerals that may go into the materials or product provided by those direct material suppliers to Merck. In addition, the amount of reliable information available globally on the traceability and sourcing of Conflict Minerals is limited, which presents another challenge to our ability to precisely track any Conflict Minerals back to their source and origin, thereby making us more reliant on the information provided by our direct material suppliers and industrial initiatives such as the Responsible Materials Initiative (“RMI”).

Our Conflict Minerals Policy

Merck has established a Conflict Minerals Policy governing its position and commitment on managing the use of Conflict Minerals in its supply chain.

Our Conflict Minerals Policy can be found on our website: https://www.merck.com/about/views-and-positions/Policy_2019_Conflict-Minerals_MERCK.pdf

Our Scoping Assessment

Merck completed scoping assessment activities to determine which materials and products in our supply chain for this reporting period contain any Conflict Minerals that may be necessary to the functionality or production of our products, including those made by contract manufacturers or that Merck manufactures along with its joint ventures. Consistent with the Company’s last filing, Merck has determined that none of our Pharmaceutical or Animal Health medicines, vaccines or biologic products contains 3TG. Merck does, however, have reason to believe that 3TG may be necessary to the functionality or production of certain MAHI products, including electronic identification and monitoring tags and collars for livestock and companion animals, home pet products that monitor key animal health and wellbeing indicators, and electronic and radiofrequency identification products and other technology products for fish conservation and aquaculture (collectively, the “Covered MAHI Products”). Merck also has reason to believe that 3TG may be necessary to the functionality or production of a small number of its product delivery systems and ancillary devices to support the use of our products (collectively with the Covered MAHI Products, the “in-scope products”). As a result, Merck is taking the actions described in Part II and conducting a RCOI of these in-scope products.

Part II. Reasonable Country of Origin Inquiry

For the 2020 reporting period, Merck continued to use the Conflict Minerals Reporting Template (“CMRT”) published by the RMI for the RCOI survey to obtain countries of origin information for any Conflict Mineral smelters/refiners that may exist upstream in our supply chain. Merck performed a Conflict Minerals applicability scoping assessment to determine which of our suppliers sell products to Merck that may contain 3TG in their materials or products, or for which 3TG is necessary to the functionality or production of the materials or products. Our scoping assessment confirmed that approximately 171 direct material suppliers (including contract manufacturers) were in scope for the RCOI survey. Accordingly, we sent the RCOI survey to these suppliers. We requested our direct material suppliers to identify the smelters/refiners and countries of origin of the Conflict Minerals in products or materials they supply to us. Each direct material supplier received an introductory email that provided each supplier with information on the SEC Conflict Minerals Reporting Rule and the reasons why we contacted them. We also provided these suppliers with information on how to complete the Conflict Minerals Reporting Template (CMRT). Following the initial survey request, reminder emails were sent asking suppliers to complete the RCOI survey.

We received responses from 38 direct material suppliers that were in the RCOI survey. Of these, 25 stated that some 3TG is used in their materials or products or is necessary to the functionality or production of the materials or products purchased by Merck. A number of the direct material suppliers that responded to our survey identified specific smelters or refiners. Based on the RCOI survey responses received and subsequent smelter/refiner information verification, we have reason to believe that some smelters/refiners identified by our direct material suppliers may be sourcing 3TG from the Covered Countries and that the 3TG does not completely come from recycled or scrap sources; however, we cannot be certain that the identified smelters and refiners supplied 3TG for parts and components supplied to Merck rather than to other customers, and we are continuing to conduct due diligence activities, as described further in Part VI below.

Part III. Design of Conflict Minerals Program

We have designed our due diligence process to conform, in all material respects, with the Organization for Economic Co-Operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”), and related supplements for tin, tantalum, tungsten and gold. Summarized below are the design components of our Conflict Minerals Program as they relate to the five-step framework from the OECD Guidance. We note at the outset that the integration of the MAHI supplier network into Merck’s overall procurement practices, including its Conflict Minerals control systems, is ongoing. While the general procurement practices described below have not yet been implemented throughout the MAHI supplier network, Merck will continue its efforts to integrate MAHI into the larger Merck procurement ecosystem in 2021, including the Conflict Minerals program described below. Those efforts are described further in Part VI below.

OECD Step 1: Establish strong company management systems

Conflict Minerals Policy: We have an established Conflict Minerals Policy. Our Conflict Minerals Policy is posted on our Company website and is distributed to the direct material suppliers in the survey.

Conflict Minerals Expectations: We define and communicate our expectations for the responsible sourcing of minerals in our Company’s Business Partner Code of Conduct. All business partners that engage in the manufacture of our products or that supply direct materials are expected to maintain procedures to ensure the responsible sourcing of minerals.

Conflict Minerals Team: We maintain a cross-functional team consisting of Compliance, Supplier Management, Business Development, and Technical Experts that supervise and manage our Conflict Minerals Program. This team provides program status updates to senior management of Procurement and the Executive Vice President and President of Merck Manufacturing Division periodically.

Conflict Minerals Training: We train staff that have responsibility for sourcing direct materials on the processes and procedures that must be followed when sourcing materials, including those that may potentially contain Conflict Minerals.

Conflict Minerals Information: We provide information and training materials on Conflict Minerals to direct materials suppliers identified as in-scope to receive an RCOI survey to help inform and educate them.

Conflict Minerals Control System: We maintain a Conflict Minerals Program that is linked to our supplier sourcing decision-making process. We apply a conflict minerals supply chain system of controls and transparency through the use of the CMRT which is created and maintained by the Responsible Minerals Initiative (RMI) to identify the smelters/refiners that process the necessary Conflict Minerals potentially contained in our products.

Conflict Minerals Recordkeeping: We keep business records that relate to our Conflict Minerals Program, including the results of RCOI surveys and smelter/refiner due diligence activities, and retain them for at least 5 years.

Conflict Minerals Contract Clause: We maintain a Conflict Minerals compliance clause for inclusion in future contracts with direct material suppliers whose materials or products are known to contain Conflict Minerals and for which Conflict Minerals are necessary to the functionality or production of the products.

Grievance Mechanism: We maintain a mechanism to allow employees, suppliers, business partners and other stakeholders to report concerns, including those that relate to our Conflict Minerals Program. Concerns may be reported confidentially and anonymously at msdethics.com.

OECD Step 2: Identify and assess risks in our supply chain

Identify: We identify all direct material suppliers, including contract manufacturers and joint venture partners that supply materials and products to our Company which may potentially contain Conflict Minerals and that are considered in-scope.

Survey: For all direct material suppliers whose materials or products are considered likely to contain Conflict Minerals and for which Conflict Minerals are necessary to the production or functionality of the materials or products, we survey these suppliers using the CMRT developed by RMI, requesting them to identify smelters/refiners and countries of origin of the Conflict Minerals in the materials and products they provide to us.

Follow-Up: When direct material suppliers fail to provide complete and consistent responses to our RCOI survey request in a timely manner, the sourcing managers and representatives from our Conflict Minerals Team follow up to obtain the requested information. We sent up to five follow-up communication to each MAHI supplier who had not responded throughout the duration of the campaign.

Compare and Research: Upon receipt of the RCOI survey response, we compare each supplier’s reported list of smelters/refiners against the list of facilities that have received “conformant” or “active” designation from the Responsible Minerals Assurance Program (“RMAP”) or other independent third party audit programs to identify their “conflict-free” status. We rely on RMI member data to ascertain the countries of origin of the Conflict Minerals processed by these facilities and, additionally, we leverage the research capabilities of a third-party service provider to attempt to identify the countries of origin for supplier identified smelters/refiners that are not disclosed by the RMI.

Document: At the conclusion of the process, we document the smelters/refiners and related countries of origin information for supplier identified smelters/refiners.

OECD Step 3: Execute a strategy to respond to identified risks

We develop and implement Conflict Minerals risk mitigation plans for all direct material suppliers identified as not meeting our Company expectations for responsible sourcing of minerals (e.g., suppliers with no smelters/refiners identified, suppliers with Conflict Minerals sourced from non-conformant smelters/refiners, etc.).

Our Conflict Minerals Team meets with relevant business sourcing managers to discuss and agree upon the actions Merck will take to maintain conformance with our Conflict Minerals Policy. We document and track the implementation of risk mitigation plans for each direct material supplier and present our progress annually to senior management.

OECD Step 4: Carry out independent third-party audits

Merck supports the independent third-party audits of smelters/refiners through our membership contribution to RMI. Merck’s RMI member ID No. is MERK.

OECD Step 5: Report annually on Supply Chain Due Diligence

Merck reports its annual Conflict Minerals due diligence results to the SEC and makes the report available on the Company website at https://www.merck.com/about/how-we-operate/conflict_minerals_report.pdf. The information on this website is not incorporated by reference into this CMR and does not constitute a part of this CMR.

Part IV: Due Diligence Performed

Below is a summary of the due diligence activities Merck performed for this reporting period:

•Continued to use our Conflict Minerals Program which is integrated in our Company’s sourcing and decision-making processes to evaluate any new suppliers and new products and materials.

•Continued to roll out the training to new staff involved in direct material sourcing activities.

•Issued requests to all in-scope direct material suppliers to complete and return a CMRT survey form to obtain smelters/refiners information and countries of origin information for the materials/ products they provided to Merck in 2020.

•Reviewed CMRT survey responses received to identify potential red flags based on criteria defined in our Company’s Conflict Minerals compliance program. For direct material suppliers surveyed in the previous reporting period, we compared the responses received this reporting period against their prior submission to monitor progress and consistency of reporting.

•Performed verification activities to determine if any of the smelters/refiners disclosed by suppliers are Conflict Minerals processing facilities, using the Standard Smelter List published by RMI. Where a supplier-identified smelter/refiner was confirmed as a Conflict Minerals processing facility, we evaluated whether or not that smelter/refiner was certified as “conformant” or “active” using the RMAP, or other equivalent validation program.

•Communicated the results of Conflict Minerals surveys, smelter due diligence outcomes and ongoing risk mitigation efforts to senior management, including those responsible for global supply chain management and oversight of our Conflict Minerals Program. Presented the program status to the Executive Vice President and President of Merck Manufacturing Division.

•Financially supported Conflict Minerals initiatives through our continued membership to the RMI. Merck’s RMI member ID No. is MERK.

Part V: Results of Due Diligence

During this reporting period, we confirmed that none of our Pharmaceutical or Animal Health medicines, vaccines or biologic products contain any 3TG; however, Merck does have reason to believe 3TG may be necessary to the functionality or production of the Covered MAHI Products, as well as a small number of its product delivery systems and ancillary devices to support the use of our products (collectively, the “in-scope products”). Merck cannot at this time draw any definitive conclusions about the countries of origin for, or the conformant status of, all identified smelters/refiners that may be necessary to its in-scope products’ functionality or production. A majority of the smelters/refiners identified by our suppliers were at company-level of their upstream suppliers and therefore potentially not relevant to the materials or products they supply to us. Although the information in Appendix I and Appendix II below ultimately may not be completely relevant to any Merck product, given the aforementioned reasons, Merck has chosen to aggregate the smelter/refiner data for all responding in-scope suppliers that identified smelters/refiners and report it in the Appendices below. In addition, our direct material suppliers were not able to provide a complete list of smelters/refiners, nor were they able to provide the countries of origin for the ore that the smelters/refiners were processing. Our efforts to determine the countries of origin for supplier identified smelters/refiners is, as described in this report, reliant on the “conformant” smelter/refiner information provided by RMI, internationally recognized industry associations and research of publicly available information on other smelters/refiners whose countries of origin information was not provided by RMI (e.g., various government databases and industry/trade organization lists).

Metal	Total Number of Smelters/Refiners Identified By our Direct Material Suppliers	Number of Confirmed Smelters/Refiners	Number of “Conformant” Smelters/Refiners
Total	575	323	243

Note:
“Confirmed” means smelters/refiners appear on the Standard Smelter List of the RMI’s CMRT.
“Conformant” means smelters/refiners are conformant with the RMAP assessment protocols. The compliance status reflected in the table is based solely on information published by RMI.

Part VI: Future Due Diligence Measures

Merck is continuing to execute the activities described in the Part III “Design of Conflict Minerals Program” and Part IV “Due Diligence Performed” for the next reporting period. Merck will continue to encourage our direct material suppliers to influence their upstream suppliers to participate in the RMAP or other equivalent program to become conformant smelters/refiners.

For the 2021 reporting period, Merck is focused on strengthening its Conflict Minerals due diligence activities with respect to MAHI-related direct material suppliers. Merck will work with suppliers to provide education on both general issues related to Conflict Minerals, as well as Merck’s own due diligence process. Through these outreach and education activities, Merck’s goal is to bring more suppliers into its Conflict Minerals due diligence process, and in turn increase the number of responses to its Conflict Minerals survey. By receiving more robust information in response to the survey, Merck will be able to more thoroughly assess smelters/refiners against the list of facilities that have received “conformant” or “active” designation from the RMAP, which will in turn allow Merck to determine whether additional risk response activities are needed.

Appendix I: Smelter or Refiner Information

The information provided in the list below is an aggregation of data received from our direct material suppliers and not a confirmation of Conflict Minerals contained in our products. Since many of the identified smelters/refiners were disclosed at the company-level by our direct material suppliers, Merck is unable to confirm which specific smelters/refiners were actually linked to our products. Therefore, there may be some smelters/refiners in the list below that do not relate directly to our products. Only the smelters/refiners whose facility names and locations were verified against the RMI’s Standard Smelter List are reported below.

	Smelter/Refiner Facility Name	Identification #	Location
Gold
*	8853 S.p.A.	CID002763	Italy
*	Abington Reldan Metals, LLC	CID002708	United States
*	Advanced Chemical Company	CID000015	United States
*	Aida Chemical Industries Co., Ltd.	CID000019	Japan
*	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates
*	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany
*	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
*	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
*	Argor-Heraeus S.A.	CID000077	Switzerland
*	Asahi Pretec Corp.	CID000082	Japan
*	Asahi Refining Canada Ltd.	CID000924	Canada
*	Asahi Refining USA Inc.	CID000920	United States
*	Asaka Riken Co., Ltd.	CID000090	Japan
*	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey
*	AU Traders and Refiners	CID002850	South Africa
*	Augmont Enterprises Private Limited	CID003461	India
*	Aurubis AG	CID000113	Germany
*	Bangalore Refinery	CID002863	India
*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
*	Boliden AB	CID000157	Sweden
*	C. Hafner GmbH + Co. KG	CID000176	Germany
*	C.I Metales Procesados Industriales SAS	CID003421	Colombia
*	Caridad	CID000180	Mexico
*	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
*	Cendres + Metaux S.A.	CID000189	Switzerland
*	CGR Metalloys Pvt Ltd.	CID003382	India
*	Chimet S.p.A.	CID000233	Italy
*	Chugai Mining	CID000264	Japan
*	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China
*	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany
*	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates
*	DODUCO Contacts and Refining GmbH	CID000362	Germany
*	Dowa	CID000401	Japan
*	DS PRETECH Co., Ltd.	CID003195	Korea, Republic of
*	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
*	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan
*	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan

*	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
*	Emirates Gold DMCC	CID002561	United Arab Emirates
*	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe
*	Fujairah Gold FZC	CID002584	United Arab Emirates
*	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India
*	Geib Refining Corporation	CID002459	United States
*	Gold Coast Refinery	CID003186	Ghana
*	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
*	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China
*	Guangdong Jinding Gold Limited	CID002312	China
*	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China
*	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China
*	Heimerle + Meule GmbH	CID000694	Germany
*	Heraeus Metals Hong Kong Ltd.	CID000707	China
*	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany
*	Hunan Chenzhou Mining Co., Ltd.	CID000767	China
*	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China
*	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of
*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
*	International Precious Metal Refiners	CID002562	United Arab Emirates
*	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
*	Istanbul Gold Refinery	CID000814	Turkey
*	Italpreziosi	CID002765	Italy
*	JALAN & Company	CID002893	India
*	Japan Mint	CID000823	Japan
*	Jiangxi Copper Co., Ltd.	CID000855	China
*	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation
*	JSC Uralelectromed	CID000929	Russian Federation
*	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
*	Kaloti Precious Metals	CID002563	United Arab Emirates
*	Kazakhmys Smelting LLC	CID000956	Kazakhstan
*	Kazzinc	CID000957	Kazakhstan
*	Kennecott Utah Copper LLC	CID000969	United States
*	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
*	Kojima Chemicals Co., Ltd.	CID000981	Japan
*	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
*	Kundan Care Products Ltd.	CID003463	India
*	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan
*	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation
*	L'azurde Company For Jewelry	CID001032	Saudi Arabia
*	L'Orfebre S.A.	CID002762	Andorra
*	Lingbao Gold Co., Ltd.	CID001056	China
*	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China
*	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
*	LT Metal Ltd.	CID000689	Korea, Republic of
*	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China
*	Marsam Metals	CID002606	Brazil
*	Materion	CID001113	United States
*	Matsuda Sangyo Co., Ltd.	CID001119	Japan
*	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
*	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore

*	Metalor Technologies (Suzhou) Ltd.	CID001147	China
*	Metalor Technologies S.A.	CID001153	Switzerland
*	Metalor USA Refining Corporation	CID001157	United States
*	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
*	Mitsubishi Materials Corporation	CID001188	Japan
*	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan
*	MMTC-PAMP India Pvt., Ltd.	CID002509	India
*	Modeltech Sdn Bhd	CID002857	Malaysia
*	Morris and Watson	CID002282	New Zealand
*	Moscow Special Alloys Processing Plant	CID001204	Russian Federation
*	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
*	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
*	NH Recytech Company	CID003189	Korea, Republic of
*	Nihon Material Co., Ltd.	CID001259	Japan
*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
*	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
*	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation
*	OJSC Novosibirsk Refinery	CID000493	Russian Federation
*	PAMP S.A.	CID001352	Switzerland
*	Pease & Curren	CID002872	United States
*	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China
*	Planta Recuperadora de Metales SpA	CID002919	Chile
*	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation
*	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
*	PX Precinox S.A.	CID001498	Switzerland
*	QG Refining, LLC	CID003324	United States
*	Rand Refinery (Pty) Ltd.	CID001512	South Africa
*	Refinery of Seemine Gold Co., Ltd.	CID000522	China
*	REMONDIS PMR B.V.	CID002582	Netherlands
*	Royal Canadian Mint	CID001534	Canada
*	SAAMP	CID002761	France
*	Sabin Metal Corp.	CID001546	United States
*	Safimet S.p.A	CID002973	Italy
*	SAFINA A.S.	CID002290	Czech Republic
*	Sai Refinery	CID002853	India
*	Samduck Precious Metals	CID001555	Korea, Republic of
*	SAMWON METALS Corp.	CID001562	Korea, Republic of
*	SAXONIA Edelmetalle GmbH	CID002777	Germany
*	SEMPSA Joyeria Plateria S.A.	CID001585	Spain
*	Shandong Humon Smelting Co., Ltd.	CID002525	China
*	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
*	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	China
*	Shirpur Gold Refinery Ltd.	CID002588	India
*	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
*	Singway Technology Co., Ltd.	CID002516	Taiwan
*	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation
*	Solar Applied Materials Technology Corp.	CID001761	Taiwan
*	Sovereign Metals	CID003383	India

*	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania
*	Sudan Gold Refinery	CID002567	Sudan
*	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
*	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of
*	T.C.A S.p.A	CID002580	Italy
*	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
*	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China
*	Tokuriki Honten Co., Ltd.	CID001938	Japan
*	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China
*	Tony Goetz NV	CID002587	Belgium
*	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
*	Torecom	CID001955	Korea, Republic of
*	Umicore Brasil Ltda.	CID001977	Brazil
*	Umicore Precious Metals Thailand	CID002314	Thailand
*	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
*	United Precious Metal Refining, Inc.	CID001993	United States
*	Valcambi S.A.	CID002003	Switzerland
*	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
*	WIELAND Edelmetalle GmbH	CID002778	Germany
*	Yamakin Co., Ltd.	CID002100	Japan
*	Yokohama Metal Co., Ltd.	CID002129	Japan
*	Yunnan Copper Industry Co., Ltd.	CID000197	China
*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Tantalum
*	Asaka Riken Co., Ltd.	CID000092	Japan
*	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
*	D Block Metals, LLC	CID002504	United States
*	Exotech Inc.	CID000456	United States
*	F&X Electro-Materials Ltd.	CID000460	China
*	FIR Metals & Resource Ltd.	CID002505	China
*	Global Advanced Metals Aizu	CID002558	Japan
*	Global Advanced Metals Boyertown	CID002557	United States
*	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China
*	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China
*	H.C. Starck Hermsdorf GmbH	CID002547	Germany
*	H.C. Starck Inc.	CID002548	United States
*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
*	Jiangxi Tuohong New Raw Material	CID002842	China
*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
*	Jiujiang Tanbre Co., Ltd.	CID000917	China
*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
*	KEMET Blue Metals	CID002539	Mexico
*	LSM Brasil S.A.	CID001076	Brazil
*	Meta Materials	CID002847	Macedonia, The Former Yugoslav Republic Of
*	Metallurgical Products India Pvt., Ltd.	CID001163	India
*	Mineracao Taboca S.A.	CID001175	Brazil
*	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan
*	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China

*	NPM Silmet AS	CID001200	Estonia
*	QuantumClean	CID001508	United States
*	Resind Industria e Comercio Ltda.	CID002707	Brazil
*	Solikamsk Magnesium Works OAO	CID001769	Russian Federation
*	Taki Chemical Co., Ltd.	CID001869	Japan
*	TANIOBIS Co., Ltd.	CID002544	Thailand
*	TANIOBIS GmbH	CID002545	Germany
*	TANIOBIS Japan Co., Ltd.	CID002549	Japan
*	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
*	Telex Metals	CID001891	United States
*	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
*	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China
*	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China
Tin
*	Alpha	CID000292	United States
*	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
*	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China
*	China Tin Group Co., Ltd.	CID001070	China
*	CV Ayi Jaya	CID002570	Indonesia
*	CV Venus Inti Perkasa	CID002455	Indonesia
*	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China
*	Dowa	CID000402	Japan
*	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
*	EM Vinto	CID000438	Bolivia
*	Estanho de Rondonia S.A.	CID000448	Brazil
*	Fenix Metals	CID000468	Poland
*	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China
*	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China
*	Gejiu Kai Meng Industry and Trade LLC	CID000942	China
*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
*	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China
*	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
*	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
*	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China
*	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
*	Huichang Jinshunda Tin Co., Ltd.	CID000760	China
*	Jiangxi New Nanshan Technology Ltd.	CID001231	China
*	Luna Smelter, Ltd.	CID003387	Rwanda
*	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China
*	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil
*	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
*	Melt Metais e Ligas S.A.	CID002500	Brazil
*	Metallic Resources, Inc.	CID001142	United States
*	Metallo Belgium N.V.	CID002773	Belgium
*	Metallo Spain S.L.U.	CID002774	Spain
*	Mineracao Taboca S.A.	CID001173	Brazil
*	Minsur	CID001182	Peru
*	Mitsubishi Materials Corporation	CID001191	Japan
*	Modeltech Sdn Bhd	CID002858	Malaysia

*	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
*	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
*	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
*	Operaciones Metalurgicas S.A.	CID001337	Bolivia
*	Precious Minerals and Smelting Limited	CID003409	India
*	PT Aries Kencana Sejahtera	CID000309	Indonesia
*	PT Artha Cipta Langgeng	CID001399	Indonesia
*	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
*	PT Babel Inti Perkasa	CID001402	Indonesia
*	PT Babel Surya Alam Lestari	CID001406	Indonesia
*	PT Bangka Serumpun	CID003205	Indonesia
*	PT Bukit Timah	CID001428	Indonesia
*	PT Lautan Harmonis Sejahtera	CID002870	Indonesia
*	PT Menara Cipta Mulia	CID002835	Indonesia
*	PT Mitra Stania Prima	CID001453	Indonesia
*	PT Mitra Sukses Globalindo	CID003449	Indonesia
*	PT Prima Timah Utama	CID001458	Indonesia
*	PT Rajawali Rimba Perkasa	CID003381	Indonesia
*	PT Rajehan Ariq	CID002593	Indonesia
*	PT Refined Bangka Tin	CID001460	Indonesia
*	PT Stanindo Inti Perkasa	CID001468	Indonesia
*	PT Timah Tbk Kundur	CID001477	Indonesia
*	PT Timah Tbk Mentok	CID001482	Indonesia
*	PT Tinindo Inter Nusa	CID001490	Indonesia
*	Resind Industria e Comercio Ltda.	CID002706	Brazil
*	Rui Da Hung	CID001539	Taiwan
*	Soft Metais Ltda.	CID001758	Brazil
*	Super Ligas	CID002756	Brazil
*	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam
*	Thaisarco	CID001898	Thailand
*	Tin Technology & Refining	CID003325	United States
*	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
*	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
*	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
*	Yunnan Tin Company Limited	CID002180	China
*	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China
Tungsten
*	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan
*	ACL Metais Eireli	CID002833	Brazil
*	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil
*	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
*	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
*	China Molybdenum Co., Ltd.	CID002641	China
*	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
*	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China
*	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China
*	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China
*	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China
*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China

*	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
*	GEM Co., Ltd.	CID003417	China
*	Global Tungsten & Powders Corp.	CID000568	United States
*	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
*	H.C. Starck Tungsten GmbH	CID002541	Germany
*	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China
*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
*	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	China
*	Hydrometallurg, JSC	CID002649	Russian Federation
*	Japan New Metals Co., Ltd.	CID000825	Japan
*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
*	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
*	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China
*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
*	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
*	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation
*	Kennametal Fallon	CID000966	United States
*	Kennametal Huntsville	CID000105	United States
*	KGETS CO., LTD.	CID003388	Korea, Republic of
*	Lianyou Metals Co., Ltd.	CID003407	Taiwan
*	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
*	Masan Tungsten Chemical LLC (MTC)	CID002543	Viet Nam
*	Moliren Ltd.	CID002845	Russian Federation
*	Niagara Refining LLC	CID002589	United States
*	NPP Tyazhmetprom LLC	CID003416	Russian Federation
*	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
*	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany
*	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam
*	Unecha Refractory Metals Plant	CID002724	Russian Federation
*	Wolfram Bergbau und Hutten AG	CID002044	Austria
*	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of
*	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
*	Xiamen Tungsten Co., Ltd.	CID002082	China
*	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China
*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China

Note: As used in the table, the terms “conformant” and “active” have the meanings defined by the RMI. The compliance status reflected in the table is based solely on information made publicly available by the RMI without independent verification by us.

* Conformant smelter/refiner – Conformant with the Responsible Minerals Assurance Process (RAMP) Standards.

# Smelter/refiner with no RAMP conformant certification.

Appendix II: Country of Origin Information

The countries of origin of the Conflict Minerals processed by the smelters/refiners listed above may have included the countries listed below, based on information provided by the RMI to its members for the

“conformant” smelters/refiners and our independent research of all other smelters/refiners disclosed. Because the RMI generally does not indicate individual country of origin of the Conflict Minerals processed by “conformant” smelters/refiners, we were not able to determine the countries of origin of the Conflict Minerals processed by the listed “conformant” smelters/ refiners with greater specificity. In addition, for some of the listed “conformant” smelters/refiners, the country of origin information is not disclosed by RMI.

L1 - Level 1 countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.
Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Cameroon, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kenya, Korea, Republic of, Kosovo, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Libya, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, Norway, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russian Federation, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Vatican City, Venezuela, Vietnam, Yemen and Zimbabwe.

L2 - Level 2 countries that are known or plausible countries for smuggling, exporting out of region or transit of materials containing tantalum, tin, tungsten or gold: Mozambique and South Africa.
CC – Covered counties are the 9 countries adjoining the Democratic Republic of Congo: Burundi, Rwanda, Uganda, Zambia and Tanzania.
DRC - The Democratic Republic of the Congo.